       As filed with the Securities and Exchange Commission on June 27, 2006
                                                    Registration No. 333-
================================================================================

                                  UNITES STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  VOXWARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                   36-3934824
   (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                   Identification No.)


        168 FRANKLIN CORNER ROAD,
        LAWRENCEVILLE, NEW JERSEY                           08648
  (Address of Principal Executive Offices)                (Zip Code)

                      2003 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                              THOMAS J. DRURY, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            168 FRANKLIN CORNER ROAD,
                         LAWRENCEVILLE, NEW JERSEY 08648
                     (Name and Address of Agent For Service)
                                 (609) 514-4100
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

======================= ========================= ====================== ====================== ======================
                                                         Proposed               Proposed
      Title of                                           Maximum                Maximum
   Securities to be            Amount to be        Offering Price Per          Aggregate              Amount of
     Registered                Registered(1)              Share             Offering Price         Registration Fee
----------------------- ------------------------- ---------------------- ---------------------- ----------------------
Common
Stock, $0.001
par value per
share.................      150,000 shares (2)          $6.75 (3)            $1,012,275 (3)              $110
----------------------- ------------------------- ---------------------- ---------------------- ----------------------

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Consists of 150,000 shares of Common Stock issuable under the 2003 Stock Incentive Plan, as amended.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act, on the basis of the average of the reported high and low sales prices per share of the Registrant's Common Stock on June 23, 2006 as reported by the Nasdaq Capital Market.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        ITEM 1. PLAN INFORMATION.

        The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

        ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

        (a) The registrant's annual report on Form 10-KSB for the fiscal year ended June 30, 2005 filed pursuant to Section 13(a) or 15(d) of the Exchange Act on September 26, 2005.

        (b) The registrant's proxy statement on Schedule 14A filed pursuant to
Section 14(a) of the Exchange Act on October 27, 2005.

        (c) The registrant's quarterly report on Form 10-QSB for the quarter ended September 30, 2005 filed pursuant to Section 13(a) or 15(d) of the Exchange Act on November 14, 2005.

        (d) The registrant's quarterly report on Form 10-QSB for the quarter ended December 31, 2005 filed pursuant to Section 13(a) or 15(d) of the Exchange Act on February 14, 2006.

        (e) The registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 2006 filed pursuant to Section 13(a) or 15(d) of the Exchange Act on May 15, 2006.

        (f) The registrant's current reports on Form 8-K filed on August 11, 2005, August 22, 2005, October 3, 2005, November 9, 2005, November 29, 2005,
January 24, 2006, March 14, 2006 and May 25, 2006;

        (g) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

        (h) The description of the Common Stock, $0.001 par value (the "Common Stock"), contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

        ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

        ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

        ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Delaware corporations may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

        Our Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duty to the maximum extent permitted by the DGCL. The DGCL does not permit liability to be eliminated (i) for any breach of a director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted in
Section 145 of the DGCL, our Amended and Restated Certificate of Incorporation and our By-Laws provide that we shall indemnify our directors and officers to the fullest extent permitted by the DGCL, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. The By-Laws also provide that we shall advance expenses to directors and officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

        We indemnify each of our directors and executive officers with the maximum indemnification allowed to directors and executive officers by the DGCL, subject to certain exceptions, as well as certain additional procedural protections. In addition, we will generally advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

        The indemnification provisions in our Amended and Restated Certificate of Incorporation and By-Laws also permit indemnification for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Voxware pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        We currently carry director and officer liability insurance in the amount of $5,000,000.

        ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

        ITEM 8. EXHIBITS.

        The Index to Exhibits immediately preceding the exhibits is incorporated herein by reference.

        ITEM 9. UNDERTAKINGS.

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by section 10(a)(3) of Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for the purpose of determining liability under the Securities Act to any purchaser:

                  (i)   If the Registrant is relying on Rule 430B:

                        (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

                        (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; or

                  (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

            (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

                  The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
                Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lawrenceville, New Jersey on this 27th day of June, 2006.

                              VOXWARE, INC.


                              By:   /s/ THOMAS J. DRURY, JR.
                                    --------------------------------------------
                                    Name:  Thomas J. Drury, Jr.
                                    Title: President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Voxware, Inc., hereby severally constitute and appoint Thomas J. Drury, Jr. and Paul Commons, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Voxware, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                    Title                                        Date
                                      President, Chief Executive Officer and       June 27, 2006
/s/ THOMAS J. DRURY, JR               Director (Principal Executive Officer)
----------------------------------
Thomas J. Drury, Jr.
                                      Chief Financial Officer (Principal           June 27, 2006
/s/ PAUL COMMONS                      Financial and Accounting Officer)
----------------------------------
    Paul Commons

/s/ JAMES L. ALEXANDRE                Director                                     June 27, 2006
----------------------------------
    James L. Alexandre

/s/ DAVID B. LEVI                     Director                                     June 27, 2006
----------------------------------
    David B. Levi

/s/ ROSS T. MARTINSON                 Director                                     June 27, 2006
----------------------------------
    Ross T. Martinson

/s/ DONALD R. CALDWELL                Director                                     June 27, 2006
----------------------------------
    Donald R. Caldwell

/s/ JOSEPH A. ALLEGRA                 Director                                     June 27, 2006
----------------------------------
    Joseph A. Allegra

/s/ MICHAEL JANIS                     Director                                     June 27, 2006
----------------------------------
    Michael Janis

                                INDEX TO EXHIBITS

NUMBER                       DESCRIPTION
------                       -----------
5.1                          Opinion of Morgan, Lewis & Bockius LLP, counsel to the Registrant.

10.1                         2003 Stock Incentive Plan (Filed in connection with the Company's
                             Annual Report on Form 10-K for the fiscal year ended June 30, 2003).

10.2                         2005 Amendment to 2003 Stock Incentive Plan, effective November 23, 2005.

23.1                         Consent of BDO Seidman, LLP.

23.2                         Consent of Hempstead & Co. Incorporated

23.3                         Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1                         Power of attorney (included on the signature pages of this registration statement).

------------